Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Altus Pharmaceuticals Inc. and the effectiveness of Altus Pharmaceutical Inc.’s internal control over financial reporting dated March 10, 2008, appearing in the Annual Report on Form 10-K of Altus Pharmaceuticals Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 11, 2008